UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2006, the Board of Directors (the “Board”) of Korn/Ferry International (the “Company”), based in part on the recommendation of the Compensation and Personnel Committee and its independent compensation consultant, adopted the following changes in compensation for its non-employee directors, effective as of February 1, 2006:

1. Changed the equity award with a value of $28,000 to be comprised of 50% stock options and 50% restricted stock. Such restricted stock will vest one year from the date of award.

2. Increased the annual retainer to $40,000, paid at the election of the director either in cash or restricted stock which vests one year from the date of award.

3. Increased director compensation for attendance at Board meetings to $1,500 per meeting. Compensation for attendance at committee meetings will continue to be $1,200.

4. Increased the committee chair annual retainer to $10,000 for the audit committee, $8,000 for the compensation committee and $5,000 for all other committees.

A summary of the material terms set forth above is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Summary of Non-Employee Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: January 11, 2006	/s/ Gary D. Burnison
(Signature)
	Name:	Gary D. Burnison
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Non-Employee Director Compensation.